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                                                      EXHIBIT 4.6


                                                        Exhibit E
                                                               to
                                                 Credit Agreement



               DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,
              ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT
               (PERSONAL PROPERTY INCLUDING HYDROCARBONS),
                            AND FIXTURE FILING


   THIS DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT (PERSONAL PROPERTY INCLUDING HYDROCARBONS), AND FIXTURE FILING (this "Instrument"), dated as of December 1, 1993 at 9:00 a.m., Mountain Time (the "Effective Date"), is given by FOREST OIL CORPORATION, a New York corporation (the "Mortgagor"), with an address at 1500 Colorado National Building, 950 17th Street, Denver, Colorado 80202 to:

          1. THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), with an address at One Chase Manhattan Plaza, New York, New York 10081, as agent for each bank referred to below (in such capacity, the "Agent") (the Agent, together with its successors in such capacity, is hereinafter referred to as the "Secured Party"), as to any and all portions of the Collateral (as hereinafter defined) EXCEPT those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) constitute interests in or to real property under the law of the State of Texas (the "DT Collateral"); and

          2. Bettylou J. Robert, with an address at 1 Chase Manhattan Plaza, New York, New York 10081, as trustee (in such capacity, together with her successors and assigns in such capacity, the "Trustee"), but only as to the DT Collateral.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE SECURED PARTY TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS INSTRUMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

TO COMPLY WITH THE REQUIREMENTS OF THE UNIFORM COMMERCIAL CODE IN SEVERAL STATES, (A) THE NAMES OF THE MORTGAGOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE MORTGAGOR AND OTHER RELEVANT INFORMATION ARE SET FORTH IN THE INTRODUCTORY PARAGRAPHS HEREOF AND
SECTION 8.06 HEREOF AND (B) A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL IS SET FORTH IN RECITAL 3 HEREOF.

PORTIONS OF THE COLLATERAL ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN EXHIBIT A HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF EACH COUNTY (OR, TO THE EXTENT SIMILAR RECORDS ARE MAINTAINED AT THE CITY OR TOWN LEVEL

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INSTEAD OF THE COUNTY LEVEL, EACH SUCH CITY OR TOWN) IN WHICH SAID LAND OR ANY
PORTION THEREOF IS LOCATED. THE MORTGAGOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES, IT BEING CONTEMPLATED THAT THE MORTGAGOR MAY HEREAFTER BECOME INDEBTED TO THE SECURED PARTY IN FURTHER SUM OR SUMS.

PURSUANT TO THE PROVISIONS OF SECTION 8.13 HEREOF, THOSE PORTIONS OF THE COLLATERAL WHICH ARE HYDROCARBONS OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS), AND THE ACCOUNTS RELATING THERETO, WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE LAND DESCRIBED OR REFERENCED TO IN EXHIBIT A ATTACHED HERETO WHICH IS INCORPORATED HEREIN AND MADE A PART HEREOF BY THIS REFERENCE.


THE AMOUNT INVOLVED IS $200 OR MORE.



                                 RECITALS

          1. Pursuant to the terms of the Credit Agreement dated as of December 1, 1993 among the Mortgagor, certain banks (collectively, the "Banks"), the Subsidiary Borrowers, the Subsidiary Guarantors and the Secured Party (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement"), the Banks have agreed to make loans from time to time under a revolving credit facility to the Mortgagor the aggregate principal or stated amount of which shall not exceed $50,000,000.00 at any one time (involving the extension of A Loans not to exceed $10,000,000 at any one time maturing December 31, 1996 and B Loans not to exceed $40,000,000 at any one time maturing December 31, 1996), and issue or acquire participation interests in letters of credit for account of the Mortgagor the aggregate amount of the liabilities of the Banks under which shall not exceed $10,000,000 minus the amount of A Loans outstanding.

        2. The Secured Party, for the benefit of itself and the Banks, is intended to have the benefit of the security provided hereby and of the proceeds hereinafter assigned. The Secured Party is to act hereunder for the benefit of itself and the Banks and the Trustee is to act hereunder for the benefit of the Secured Party in accordance with the terms of this Instrument.

        3. The following are hereinafter collectively referred to as the "Collateral":

          A. All rights, titles and interests of the Mortgagor (but at a minimum the undivided interests specified in Exhibit A attached hereto and incorporated herein by this reference) in and to the oil and gas leases, the oil, gas and mineral leases and other mineral properties or interests described in Exhibit A hereto (collectively, the "Leases") and in the lands and premises covered or affected thereby (the "Lands"), except the rights, titles and interests of the Mortgagor expressly excluded in Exhibit A hereto;

          B.   without limitation of the foregoing, all

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     other right, title and interest of the Mortgagor of whatever kind or character in and to the Leases and Lands described in Exhibit A hereto, or lands which are otherwise described in any of the Leases or other instruments described in Exhibit A hereto, even though such lands may be incorrectly described in, or omitted from, Exhibit A hereto, except the rights, titles and interests of the Mortgagor expressly excluded in Exhibit A hereto;

          C. all rights, titles, interests and estates owned by the Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements, orders and/or declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction and so called "working interest units" created under operating agreements, surface use agreements, support agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to in Exhibit A hereto; and (iii) all operating agreements, farmout agreements, farmin agreements, development agreements, participation agreements, area of mutual interest agreements, equipment leases, purchase agreements, sale agreements, option agreements and other agreements which cover, affect or otherwise relate to any of the Leases or Lands or interests in the Leases or Lands described or referred to herein or in Exhibit A hereto or to the production, sale, purchase, exchange, processing, handling, storing, transporting or marketing of the Hydrocarbons (as defined in Section 6.02 hereof) produced from or attributable to such Leases or Lands or interests therein;

          D. any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by the Mortgagor or by anyone on the Mortgagor's behalf; and the Secured Party on behalf of the Banks is hereby authorized to receive the same at any time as additional security hereunder;

          E. all of the rights, titles and interests of every nature whatsoever now owned by the Mortgagor (as the same may be enlarged by the removal of any prior Encumbrance) in and to the Lands, Leases, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, the Lands, Leases, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (as defined in Section 2.02 hereof) to which any of the Lands, Leases, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Lands, Leases, rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Mortgagor in and to such Lands, Leases,

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     rights, titles, interests and estates, excluding any additional undivided interests in such Lands, Leases, rights, titles, interests and estates, hereafter acquired by the Mortgagor;

          F. all tenements, hereditaments, appurtenances and properties in any way appertaining, belonging, affixed or incidental to the Lands, Leases, rights, titles, interests and estates described or referred to in paragraphs A, B, C, D and E above, which are now owned or, except with respect to any additional undivided interests as provided in paragraph E above, which may hereafter be acquired (by operation of law or otherwise) by the Mortgagor, including, without limitation, any and all property, real or personal, equipment, improvements, fixtures and other property now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of the Leases or the lands covered thereby or pooled or unitized therewith including, without limitation, any and all of the Mortgagor's rights, titles and interests in oil wells, gas wells, injection wells or other wells (including, without limitation, the wells described in Exhibit A hereto) or well equipment, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering lines, field gathering systems, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements, servitudes and other surface rights situated upon, used, held for use or useful in connection with the operation and development of the Leases and the Lands covered thereby or pooled or unitized therewith, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties (the foregoing rights, interests and properties described in paragraphs A, B, C, D, E and this paragraph F above, and all rights, estates, powers and privileges appurtenant thereto are referred to herein collectively as the "Mortgaged Properties" and, individually, as a "Mortgaged Property"); and

          G. all rights, titles, interests and estates now owned by the Mortgagor in and to all Hydrocarbons in and under and which may be produced from or attributable to the Leases and the Lands or lands pooled or unitized therewith including, without limitation, all natural gas in tanks and all rents, issues, profits, proceeds (including without limitation, any prepayment for production not taken or payments in lieu of production), products, revenues and other income from or attributable to the Leases and the Lands covered thereby or pooled or unitized therewith which are subjected or required to be subjected to the liens and security interests of this Instrument; and further including, without limitation, any and all liens and security interests in the Hydrocarbons securing payment of proceeds from the sale of Hydrocarbons.

          To secure the performance of the Obligations (as hereinafter defined) and for and in consideration of the Loans made, and the Letters of Credit issued, pursuant to the Credit Agreement, the Mortgagor hereby:

          A. GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, PLEDGES, MORTGAGES, WARRANTS and CONVEYS, and grants a security interest in, the Collateral other than the DT Collateral to the Secured Party WITH POWER OF SALE pursuant to this Instrument and applicable law, for the benefit and security of the Secured Party, subject to the rights of the Secured Party under the assignment made in paragraph D below;

          B. GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS and CONVEYS the DT Collateral to the Trustee, IN TRUST, WITH POWER OF SALE pursuant to this Instrument and applicable law, for the benefit of the Secured Party; and

          C. without limiting the grant in paragraph A above, grants to the Secured Party a security interest in those portions of the Collateral which
     (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) do not constitute DT Collateral;

     TO HAVE AND TO HOLD the Collateral other than the DT Collateral unto the Secured Party, its successors and assigns, forever, and TO HAVE AND TO HOLD the DT Collateral unto the Trustee, its successors and assigns, forever, in trust, subject to all of the terms, conditions, covenants and agreements herein set forth, for the security and benefit of the Secured Party and its successors and assigns as holders of the Obligations (as hereinafter defined); and

          D. UNCONDITIONALLY AND ABSOLUTELY ASSIGNS, CONVEYS, TRANSFERS and SETS OVER to the Secured Party any and all of the Mortgagor's rights in respect of the Hydrocarbons, including, without limitation, all severed and extracted Hydrocarbons and other minerals produced from or attributable to the Mortgaged Property, including, without limitation, all of the proceeds thereof.

         AND, in furtherance thereof, the Mortgagor warrants, represents, covenants and agrees as follows:

                                ARTICLE I

                           Obligations Secured

          Section 1.01 Obligations. This Instrument is executed, acknowledged and delivered by the Mortgagor to secure and enforce the following obligations (herein collectively called the "Obligations"):

               A. Payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks and evidenced by the Notes held by the Banks and all other amounts (including, without limitation, Reimbursement Obligations) from time to time owing to, and obligations to be performed in favor of, the

     Secured Party and the Banks by the Mortgagor under the Credit Agreement, the Notes and under any of the other Basic Documents (any reborrowings, future advances, readvances, modifications, extensions, substitutions, exchanges and renewals shall enjoy the same priority as the initial advances evidenced by the Notes);

               B. Payment of all sums advanced and costs and expenses (including, without limitation, all legal and engineering fees) incurred by the Secured Party (whether directly or indirectly on behalf of itself and any of the Banks) in connection with the Obligations or any part thereof, any reborrowing, future advance, readvance, modification, extension, substitution, exchange and renewal of the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of the Mortgagor or the Secured Party; and


               C. Payment of all other indebtedness and liabilities and performance of all other obligations of the Mortgagor to the Secured Party or the Trustee arising pursuant to this Instrument or in connection herewith, including without limitation all sums advanced by the Secured Party or the Trustee to protect the Collateral, each of which Obligation (unless otherwise specified in the writing creating such Obligation) shall be due and payable five days after demand for payment is made upon the Mortgagor by the Secured Party and shall bear interest at the Post-Default Rate.


                                ARTICLE II

                Warranties, Representations and Covenants

          The Mortgagor hereby represents, warrants and covenants as follows:

          Section 2.01 Performance of Obligations. The Mortgagor shall pay when due the principal of and the interest on the Obligations as the same shall become due and payable in accordance with the terms hereof and the Credit Agreement.

          Section 2.02 Warranty of Title.

          (a) The Mortgagor has good and marketable title in and to the undivided interests specified as fractional, percentage or decimal interests in Exhibit A hereto in the Lands and Leases identified in Exhibit A hereto. Any fractional, percentage or decimal interests specified in Exhibit A in referring to Mortgagor's interests in the Mortgaged Property are solely for the purposes of the representations and warranties set forth herein and shall in no manner limit the quantum of the interests of the Mortgagor in the Mortgaged Property mortgaged and pledged by the Mortgagor hereunder. All Leases are valid, subsisting and in full force and effect, none of such Leases is in default and no event has occurred and is continuing, and no condition exists that, after notice or the passage of time or both could become a default under any such Lease.

          (b) The Collateral is free and clear of (i) all

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Liens, and (ii) except as otherwise disclosed to Agent in writing prior to the date hereof, any and all preferential purchase rights or other rights, restrictions or limitations of any nature or kind (herein collectively called "Encumbrances"), other than (A) Permitted Liens described in Section 9.06 of the Credit Agreement, (B) the Liens in favor of the Trustee and the Secured Party created or provided herein and (C) any other Liens or Encumbrances that would not, either individually or in the aggregate, reduce the value or impair the marketability of the Mortgaged Properties or interfere with the use or operation of the Mortgaged Properties in the ordinary course of business of the Mortgagor.

          (c) Except as set forth in Exhibit A, none of the existing Encumbrances include "take or pay", "gas balancing" or other comparable obligations in accordance with which Hydrocarbons have heretofore been or may hereafter be produced and delivered from the Mortgaged Property without the Mortgagor then or thereafter having the right to receive full payment therefor, except as otherwise disclosed by any contractual or other arrangements whereby payment for production from such Mortgaged Property is to be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days), other than any suspension of payments that is customary in the industry. No Mortgaged Property is subject to any contractual or other arrangement for the sale of crude oil that (i) provides for the sale of crude oil at a price that does not adjust from time to time at reasonable intervals to reflect currently prevailing crude oil prices in the market in which crude oil severed from such Mortgaged Property is sold and (ii) cannot be canceled upon 90 days (or less) notice. No Mortgaged Property is subject to a gas sales contract that contains terms which are not customary in the industry, which terms either individually or in the aggregate, reduce the value or impair the marketability of the Mortgaged Properties or the gas produced therefrom. No Mortgaged Property is subject to any contractual or other arrangement for the sale of oil or gas to any affiliate of Mortgagor. No Mortgaged Property is subject at the present time to any regulatory refund obligation and, to the best of the Mortgagor's knowledge, no facts exist which might cause the same to be imposed.

          (d) Except as set forth on Exhibit A, no Lien or Encumbrance on the Mortgaged Properties would cause the Mortgagor's (i) share of production from the wells or Leases and Lands described in Exhibit A to be less than the net revenue interest ("NRI") (expressed as a fraction, percentage or decimal) set forth in Exhibit A in connection with said wells or Leases and Lands or (ii) share of expenses of development, production and operation with respect to said well or Leases to be more than the working interest ("WI") (expressed as a fraction, percentage or decimal) set forth in Exhibit A in connection with said wells or Leases (unless there is also a proportionate increase in NRI).

          Section 2.03 Power to Create Lien and Security Interest. The Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage, and convey a security interest in all of the Collateral in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any lessor,

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sublessor, governmental or regulatory authority or agency or other party or parties whomsoever.

          Section 2.04 Defense of Title to Collateral. Subject to Section 2.02(b) hereof, the Mortgagor will warrant and defend the title to the Collateral against the claims and demands of all other persons whomsoever and will maintain and preserve the Lien created hereby so long as any of the Obligations secured hereby remain unpaid. If the title, interest or Lien, as the case may be, of the Mortgagor or the Secured Party to the Collateral (or the Trustee to the DT Collateral) or any part thereof, or the security of this Instrument, or the rights or powers of the Secured Party or the Trustee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced involving the Mortgagor or its properties, the Mortgagor shall promptly give written notice thereof to the Secured Party (and the Trustee, if the Collateral is DT Collateral) and at the Mortgagor's own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys reasonably acceptable to the Secured Party; and the Secured Party and the Trustee may take such independent action in connection therewith as either of them may in their respective discretion deem advisable, and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred by the Secured Party and by the Trustee in connection therewith shall be a part of the Obligations described in Section 1.01.C. above. Such obligation shall be payable on demand and shall bear interest from the date of demand therefor until paid at a per annum rate of interest equal to the Post-Default Rate, but in no event to exceed the maximum nonusurious rate allowed by applicable law.

          Section 2.05 First Lien. Except for Liens permitted under Section 9.06 of the Credit Agreement this Instrument is, and the Mortgagor will ensure this Instrument is kept as, a direct and first Lien and security interest upon the Collateral and the Mortgagor will not create, incur, assume or suffer to be created or permit to exist any other Lien upon the Collateral or any part thereof or upon the rents, issues, revenues, profits and other income therefrom.

          Section 2.06 Identify; Chief Office. The Mortgagor will not change its employer identification number, the location of its chief executive office, its principal place of business or the place where it keeps its books and records concerning the Collateral (including, particularly, the proceeds from the sale of Hydrocarbons) without notifying the Secured Party or the Trustee of such change in writing at least 60 days prior to the effective date of such change.

          Section 2.07 Further Assurances; Recordation. The Mortgagor shall promptly and, insofar as not contrary to applicable law, at Mortgagor's own expense, file and refile, or cause to be filed or refiled, in such offices, at such times and as often as may be necessary, this Instrument and every other instrument in addition or supplemental hereto, including, without limitation, applicable financing statements, as may be necessary to create, perfect, maintain and preserve the Lien intended to be created hereby and the rights and remedies of the Secured Party and of the Trustee hereunder, and shall promptly furnish to the Secured Party

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evidence satisfactory to the Secured Party of all such filings and refilings and otherwise shall do or cause to be done all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the Lien intended to be created hereby as a first Lien on the real property and (in each case, except for Liens permitted under Section 9.06 of the Credit Agreement), as a first and prior security interest in the personal property which constitute the Collateral and to create, perfect, maintain and preserve the assignments made in paragraph
D of the granting clause of this Instrument. The Mortgagor shall execute, acknowledge and deliver to the Secured Party such other and further instruments and do such other acts as in the reasonable opinion of the Secured Party may be necessary or desirable to more fully identify and subject to the Lien and assignment created hereby, any property intended by the terms hereof to be covered hereby, to assure the first priority thereof (except for Liens permitted under Section 9.06 of the Credit Agreement), and otherwise to effect the intent of this Instrument, promptly upon request of the Secured Party and at the Mortgagor's expense.

          Section 2.08 Maintenance and Operations. The Mortgagor will promptly pay and discharge or cause to be paid and discharged all rentals, delay rentals, royalties and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, subject leases, sub- leases, contracts and agreements described or referred to herein or affecting the Mortgagor's interests in the Collateral, and will do or cause to be done all other things necessary to keep unimpaired the Mortgagor's rights with respect thereto and prevent any intentional forfeiture thereof or default with respect thereof other than a default which might occur as a result of cessation of production thereunder. The Mortgaged Property (and properties unitized therewith) have been, to the extent the same could adversely affect the ownership or operations of the Collateral after the Effective Date, maintained, operated and developed in full repair, working order and efficiency; specifically in this connection, (i) no Mortgaged Property is subject to having allowable production after the Effective Date reduced below the full and regular allowable (including, without limitation, the maximum permissible tolerance) because of any over production (whether or not the same was permissible at the time) prior to the Effective Date and (ii) none of the wells located on the Mortgaged Property (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Mortgaged Property (or, in the case of wells located on properties pooled or unitized therewith, such pooled or unitized properties). The Mortgagor will operate the Mortgaged Property in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable spacings proration and conservation laws of the jurisdiction in which the Mortgaged Property is situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons and other minerals produced therefrom. The Mortgagor will do or cause to be done, or shall participate in, such development work as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property in accordance with the approved practices of prudent operators in the industry, including, without limitation, all to be done that may be appropriate to protect from diminution the productive capacity of the Mortgaged Property and each producing well thereon. Upon the request of either the Secured Party or the Trustee, the Mortgagor will (a) permit the Secured Party or the Trustee, as the case may be, and its respective designated representatives to enter upon any part of the Mortgaged Property under the control of the Mortgagor, and (b) use its best efforts to cause the operator of any part of the Mortgaged Property not under the control of the Mortgagor to permit the Secured Party or Trustee, as the case may be, and its designated representatives to enter upon the same (to the extent and subject to the conditions under which the Mortgagor may so enter), for the purposes of inspecting the condition and operation thereof.

          Section 2.09  Abandonment; Sales or Dispositions.


          (a) Notwithstanding anything contained herein to the contrary, the Mortgagor shall not abandon or permit to be abandoned all or any portion of the Mortgaged Properties, except to the extent that the production and sale of Hydrocarbons therefrom, under then current market conditions and using production techniques then customary in the oil and gas industry for wells of such type, have ceased to be producing in paying quantities.

          (b) The Mortgagor will not sell, lease, assign, transfer or otherwise dispose of any part of the Mortgaged Property except as permitted by the Credit Agreement or this Instrument. The Mortgagor will not sell, lease, assign, transfer or otherwise dispose of, or create, incur, assume or suffer to exist any Lien upon, the Mortgagor's interest in any Hydrocarbon transmission lines and any gas processing plants not constituting Mortgaged Property used, necessary or intended to be used in connection with the production or marketing of any Hydrocarbons from the Mortgaged property or lands pooled or unitized therewith, except Liens which would be Permitted Liens if such transmission lines or gas processing plants were Mortgaged Property and dispositions or Liens which do not impair the deliverability of an Hydrocarbons utilizing such transmission lines or gas processing plants.

          Section 2.10 Maintenance of Insurance. The Mortgagor shall purchase and maintain in full force and effect policies of insurance in such form and amounts covering such risks, and issued by such companies, in each case in the manner and to the extent required pursuant to Section 9.04 of the Credit Agreement. The Secured Party or the Trustee shall have the right to collect, and the Mortgagor hereby assigns to the Secured Party or the Trustee, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Mortgaged Property, and the Secured Party or the Trustee may apply all or any part of the sums so collected, as the Secured Party or the Trustee elects, toward payment of the Obligations, whether or not such Obligation is then due and payable, in such manner as the Secured Party or the Trustee may elect.

            Section 2.11 Reporting.   In addition to the
reporting requirements of Section 9.01 of the Credit

Agreement, the Mortgagor will, upon request of either the Secured Party on behalf of any Bank or the Trustee, furnish or cause to be furnished to the Secured Party or the Trustee, as the case may be, reports prepared by or for the Mortgagor concerning the expediency of any change in methods of treatment or operation of all or any well included in the Mortgaged Property; any new drilling or development; any abandonment or proposed abandonment of any well; any plugging of any well or reopening of same at a different level and any method of repressuring in the field or any other action with respect to the Mortgaged Property.

          Section 2.12 Expenses; Indemnification. The Mortgagor will promptly upon demand by the Secured Party pay all reasonable costs and expenses heretofore or hereafter incurred by the Secured Party for legal, engineering, geological or accounting services rendered to the Banks in connection with the enforcement of any of the rights hereunder. The Mortgagor will indemnify the Secured Party and the Trustee and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by any of them arising out of or by reason of any investigation or litigation or proceeding (including any threatened investigation or litigation or other proceeding) on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Collateral through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Collateral or with this Instrument (but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Any amount to be paid hereunder by the Mortgagor shall be a demand obligation owing by the Mortgagor and shall bear interest from the date such obligation is due until such obligation is paid, at a per annum rate of interest equal to the Post-Default Rate.

          Section 2.13 Non-Operated Interests. All or portions of the Collateral may be comprised of interests in the Leases or Lands or lands pooled or unitized therewith which are other than working interests or which may be operated by a party or parties other than the Mortgagor and with respect to all such portions of the Collateral, the Mortgagor's covenants as expressed in this Article II are modified to require that the Mortgagor use its best efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Leases, Lands or properties.

          Section 2.14 Failure to Perform. The Mortgagor agrees that if the Mortgagor fails to perform any act or to take any action which the Mortgagor is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, each of the Secured Party and the Trustee in the Mortgagor's name or its or their own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Mortgagor to the Secured Party or the Trustee, as the case may be, and each of the Secured Party and the Trustee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to each of the Secured Party and the Trustee pursuant to this Instrument shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to such Person until paid at the Post-Default Rate, and all such amounts together with such interest thereon shall be a part of the Obligations described in Section 1.01.C. hereof.

          Section 2.15 Compliance with Environmental Laws. The Mortgagor will not cause or permit the Collateral to be in violation of, or do anything or permit anything to be done which will subject the Collateral to, any remedial obligations under any Environmental Law. The Mortgagor will not use the Collateral in a manner which will result in (i) the disposal or other release of any solid waste or hazardous substance on or to the Collateral, (ii) a release of a hazardous substance on or to the Collateral in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, or (iii) the release of any hazardous substance on or to the Collateral so as to pose an imminent and substantial endangerment to public health or welfare or the environment and covenants and agrees to keep or cause the Collateral to be kept free of any hazardous waste or contaminants and to remove the same (or if removal is prohibited by law, to take whatever action is permitted by law), promptly upon discovery and at its sole expense. In the event the Mortgagor fails to do so, after notice to the Mortgagor, the Secured Party upon the request of the Majority Banks may either declare an Event of Default under this Instrument and exercise any and all remedies hereunder or cause the Collateral to be freed from the hazardous waste or contaminants (or if removal is prohibited by law, to take whatever action is permitted by law), and the cost of the removal or such other action shall be a demand obligation owing by the Mortgagor to the Secured Party (or the Trustee) pursuant to this Instrument and shall bear interest at the Post-Default Rate. The Mortgagor grants to the Secured Party and the Trustee and its agents and employees access to the Collateral and the license to remove the hazardous waste or contaminants (or if removal is prohibited by law, to take whatever action is required by law) and agrees to indemnify and save the Secured Party and the Trustee harmless from all costs and expense involved and from all claims (including, without limitation, consequential damages) asserted or proven against the same by any party in connection therewith. From time to time, but not more frequently than once during any period of twelve calendar months unless at the time a Default shall have occurred and be continuing, upon the reasonable request of the Secured Party, the Mortgagor will provide at the Mortgagor's sole expense an inspection or audit of the Collateral from an engineering or consulting firm selected by the Mortgagor and approved by the Agent, which approval shall not be unreasonably withheld, indicating the presence or absence of such substances on the Collateral. If the Mortgagor fails to provide same after 10 days' notice, the Secured Party may order same, and the Mortgagor grants to the Secured Party and its employees and agents access to the Collateral and a license to undertake the testing. The cost of such tests shall be a demand obligation owing by the Mortgagor to the Secured Party pursuant to this Instrument and shall bear interest at the Post-Default Rate.

          Section 2.16 Environmental Indemnity. The Mortgagor agrees to indemnify the Secured Party and the Trustee and their respective shareholders, directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (including, without limitation, attorneys' fees and court costs), asserted against or incurred by any of the Secured Party and the Trustee at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of the Mortgagor set forth in Section 8.13 of the Credit Agreement, (b) the failure of the Mortgagor to perform any obligation herein required to be performed by the Mortgagor regarding Environmental Laws,
(c) any violation on or before the Release Date (as hereinafter defined) of any Environmental Law in effect on or before the Release Date, and (d) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including, without limitation, the presence on the Collateral or release from the Collateral of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Collateral, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The foregoing indemnity shall not apply with respect to matters solely caused by or arising out of the gross negligence or willful misconduct of any of the Secured Parties and the Trustee. As used in this paragraph, the terms "Secured Party" and "the Trustee" shall collectively mean and include not only the Secured Party or the Trustee respectively described herein but also any Bank, and any respective persons or entities owned or controlled by or affiliated with the Secured Party or the Trustee. The "Release Date" as used herein shall mean the earlier of: (i) the date on which the Obligations secured hereby have been irrevocably paid and performed in full and this Instrument has been released and (ii) the date on which the lien of this Instrument is foreclosed or a deed in lieu of such foreclosure is fully effective. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

     Section 2.17 Action during Event of Default. To the fullest extent that it lawfully may, the Mortgagor hereby agrees that, during the continuance of an Event of Default, the Secured Party or the Trustee shall be entitled at any time or from time to time to exercise all of the rights, remedies, powers and privileges vested in the Mortgagor under the leases, contracts and Properties comprising the Collateral, and to give or withhold or make all consents, directions, notices, approvals and waivers required or permitted therein which the Mortgagor would otherwise be entitled to give or withhold.


                               ARTICLE III

                  Collection of Production and Proceeds

          Section 3.01 Assignment of Hydrocarbons. Pursuant to the assignment made by the Mortgagor in paragraph D of the granting clause of this Instrument, the Secured Party is entitled to receive all of the Hydrocarbons (other than such portion of the Hydrocarbons that are subject to Volumetric Production Payments permitted under the Credit Agreement) in and under which may be produced and saved from or attributable to the Mortgaged Properties, together with all of the proceeds thereof, effective as of the date of this Instrument at 9:00 a.m., Mountain Time. The Mortgagor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest therein or assignment as additional security. The Mortgagor hereby authorizes and directs any owner, lessor or party to a lease or other contract comprising or affecting the Collateral and their respective successors and assigns (herein collectively called "Payors") to treat and regard the Secured Party as the party entitled, in the Mortgagor's place and stead, to receive said Hydrocarbons and proceeds and to exercise all rights of the Mortgagor with respect thereto; and said parties shall be fully protected in so treating and regarding the Secured Party and shall be under no obligation to see to the application by the Secured Party of any such proceeds received by it. For its convenience, the Secured Party may, with respect to any or all such Hydrocarbons or proceeds, permit the Mortgagor to receive such Hydrocarbons or proceeds until the occurrence of and during the continuance of any Event of Default. The exercise of the rights granted to the Secured Party hereunder to permit the Mortgagor to receive such Hydrocarbons prior to the occurrence and continuance of an Event of Default shall not in any way waive the right of the Secured Party to demand and receive such Hydrocarbons and proceeds thereafter attributable to the Collateral and shall not in any way diminish the absolute and unconditional right of the Secured Party to receive all of the said Hydrocarbons and proceeds and cash proceeds not theretofore expended or distributed by the Mortgagor. Notwithstanding the above, Agent hereby represents to Mortgagor that it will not make any demand to receive any such Hydrocarbons or proceeds unless and until an Event of Default has occurred. The Mortgagor hereby agrees that upon (i) written notice from the Secured Party or (ii) the occurrence and during the continuance of an Event of Default, whichever shall first occur all cash, proceeds, instruments and other property, of whatever kind or character, received by the Mortgagor on account of the Collateral, whether received by the Mortgagor in the exercise of its collection rights hereunder or otherwise, shall be remitted to the Secured Party or deposited to an account with the Secured Party in the form received (properly assigned or endorsed to the order of the Secured Party or for collection and in accordance with the Secured Party's instructions) not later than the first banking business day following the day of receipt, to be applied as provided in Section 3.02 hereof and, until so applied, may be held by the Secured Party in a separate account under the dominion and control of the Secured Party on which the Mortgagor may not draw. The Mortgagor agrees not to commingle any such property, following the occurrence of any such Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for the Secured Party until remitted to the Secured Party.

          Section 3.02 Application of Proceeds. All of the proceeds received by the Secured Party pursuant to Section 3.01 hereof during a particular calendar quarter shall be promptly applied by the Secured Party in satisfaction of Obligations due during that calendar quarter, in such order of application as the Secured Party shall determine in its sole and absolute discretion, on the later of the due date of such Obligations or the date of receipt of such proceeds. Any proceeds received by the Secured Party pursuant to Section 3.01 hereto shall, pending the application thereof in satisfaction of the Obligations, be deposited in an interest bearing account and any interest earned thereon shall likewise be applied by Secured Party in satisfaction of the Obligations. If an Event of Default has occurred and is continuing, any balance remaining after such application of such proceeds as set forth in Section 5.11.A. and B. shall be applied first to the creation of such reserves for the satisfaction of Obligations to become due within the next two succeeding calendar quarters as the Secured Party reasonably determines to be necessary to satisfy such Obligations as they become due (provided that to the extent the proceeds are set aside for the satisfaction of Obligations which, at the time such reserves are created, are not reasonably anticipated to be due within the next succeeding calendar quarter, such proceeds shall be invested in one or more certificates of deposit of one or more banks or financial institutions having capital surplus or undivided profits of at least $500,000,000, and shall be held to maturity, and all interest accruing thereon shall be applied by the Secured Party to Obligations as they become due); and the remainder, if any, shall be paid to the Mortgagor. If no Event of Default has occurred and is continuing, any such balance shall be paid to the Mortgagor.

          Section 3.03 Status of Hydrocarbons after Sale of Collateral. Upon any sale of any of the Collateral by the Secured Party for the benefit of the Banks pursuant to Article V, the Hydrocarbons thereafter produced from and attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article.

          Section 3.04 No Liability of Agent and Trustee. The Secured Party and the Trustee are hereby absolved from all liability for failure to enforce collection of any such proceeds and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for proceeds actually received.

          Section 3.05 Indemnification of Agent and Trustee. The Mortgagor shall indemnify the Secured Party and the Trustee and their respective shareholders, directors, officers, employees and agents against all claims, actions, liabilities, judgments, costs, attorneys' fees and other charges of whatsoever kind or nature (herein called "Claims") made against or incurred by any of them as a consequence of the assertion, either before or after the payment in full of the Obligations, that the Secured Party and the Trustee received Hydrocarbons or proceeds pursuant to this Article which were claimed by or due to third persons. The Secured Party and the Trustee shall have the right to employ attorneys and to defend against any Claims, and unless furnished with reasonable indemnity, the Secured Party or the Trustee, in the case of claims asserted against the Trustee, shall have the right to pay or compromise and adjust all Claims. The Mortgagor shall indemnify and pay to the Secured Party and the Trustee all such amounts as may be paid in respect thereof or as may be successfully adjudicated against the Secured Party or the Trustee. The liabilities of the Mortgagor as set forth in this Section shall survive the termination of this Instrument.

          Section 3.06 Right to Receive Payments. The Secured Party shall have the immediate and continuing right pursuant to the assignment made in Section
3.01 above, to demand, collect, receive and receipt for all production, proceeds and payments assigned hereunder, and the Secured Party is hereby irrevocably appointed agent and attorney-in-fact of the Mortgagor for the purpose of executing any release, receipt, division order, transfer order, relinquishment or other instrument that the Secured Party deems necessary in order for the Secured Party to collect and receive such production, proceeds and payments from any of the Payors. In addition, the Mortgagor agrees that upon the Secured Party's request made in accordance with the terms of this Article III it will promptly execute and deliver to the Secured Party such transfer orders, payment orders, division orders and other instruments as the Secured Party may deem necessary, convenient or appropriate in connection with the payment and delivery directly to the Secured Party pursuant to the rights of Secured Party granted in the first sentence of this Section 3.06 of all proceeds, production, and payments assigned hereunder. The Mortgagor hereby authorizes and directs that, upon the request of the Secured Party, all of the Payors shall, until the Secured Party directs otherwise, pay and deliver such proceeds, production or amounts directly to the Secured Party for the account of the Banks at the Secured Party's address set forth in the introduction to this Instrument, or in such other manner as the Secured Party may direct such parties in writing, and this authorization shall continue until this Instrument is released. The Mortgagor agrees that all division orders, transfer orders, receipts and other instruments that the Secured Party may from time to time execute and deliver for the purpose of collecting and receipting for such proceeds, production or payments may be relied upon in all respects, and that the same shall be binding upon the Mortgagor and it successors and assigns. No Payor making payments to the Secured Party at its request under the assignment contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds, production or amounts to the Secured Party under such assignment shall be released thereby from any and all liability to the Mortgagor to the full extent and amount of all payments, production or proceeds so delivered. The Mortgagor agrees to indemnify and hold harmless any and all parties making payments to the Secured Party, at the Secured Party's request under the assignment contained herein, against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees resulting from the delivery of such payments to the Secured Party. The indemnity agreement contained in the previous sentence is made for the direct benefit of and shall be enforceable by all such persons. Should the Secured Party bring suit against any third party for collection of any amount or sums included within this assignment (and the Secured Party shall have the right to bring any such suit), it may sue either in its own name, in the names of the Banks or in the name of the Mortgagor, or any of the foregoing. As used in this paragraph, the terms "Secured Party" and "the Trustee" shall collectively mean and include not only the Secured Party or the Trustee respectively described herein but also any Bank, and any respective persons or entities owned or controlled by or affiliated with the Secured Party or the Trustee.

          Section 3.07 No Assumption of Mortgagor's Duties.

Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by the Secured Party or the Trustee, of the duties and obligations of the Mortgagor under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to the Mortgagor for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Mortgagor thereunder, notwithstanding the assignment of production and proceeds herein made or the exercise by the Secured Party or by the Trustee, prior to foreclosure, of any of its rights hereunder or under applicable law.

          Section 3.08 No Limitation of Remedies. The assignment of production and proceeds herein made shall not be construed to limit in any way the Secured Party's other rights hereunder, including, without limitation, its right to accelerate the indebtedness evidenced by the Obligations upon an Event of Default. Monies received under the assignments herein made shall not be deemed to have been applied in payments of Obligations unless and until such monies actually are applied thereto by the Secured Party, but such monies shall be applied by the Secured Party as required by and provided for in the Credit Agreement. The assignment of production made pursuant to this Instrument is limited to the rights, if any, of the Mortgagor, whether now owned or hereafter acquired, in and to such production.


                                   ARTICLE IV

                                   Termination

          If all of the Obligations of the Mortgagor shall be paid or performed in full pursuant to the terms and conditions of this Instrument and the instruments evidencing the Obligations and the Credit Agreement terminated, the Secured Party shall, upon the request of the Mortgagor, execute, acknowledge and deliver to the Mortgagor proper instruments evidencing the termination of this Instrument. The Mortgagor shall pay all reasonable legal fees and other reasonable expenses incurred by the Secured Party for preparing and reviewing such instruments of termination and the execution and delivery thereof, and the Secured Party may require payment of the same prior to delivery of such instruments. Otherwise, this Instrument shall remain and continue in full force and effect.


                                    ARTICLE V

                                     Default

          Section 5.01 Nature of Events. Any of the following events shall constitute an "Event of Default" under this Mortgage (individually, an "Event of Default," and collectively, "Events of Default") (whether such event be voluntary or involuntary or occur or be effected by operation of law or otherwise):

          A. A default under Sections 2.03 through 2.16 inclusive shall occur and shall continue unremedied for a period of ten days; or

          B. Any Event of Default (as such term is defined in the Credit Agreement), other than an event described in paragraph A of this Section 5.01, shall occur.


          Section 5.02 Fixtures. Upon the occurrence and during the continuance of an Event of Default, the Secured Party or the Trustee may, to the extent permitted under applicable law, elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Collateral made under the powers of sale herein granted and conferred, the Secured Party or the Trustee may, to the extent permitted by applicable law, include in such sale any personal property and fixtures included in the Collateral and relating to such real property.


          Section 5.03 Rights and Powers of Trustee and Secured Party Generally.

          (a) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies herein conferred, the Secured Party shall have all of the rights and remedies of a mortgagee (the power of sale permitted and provided by applicable statute being hereby expressly granted by the Mortgagor to the Secured Party) as to all of the Collateral other than the DT Collateral granted, conferred or permitted by applicable law, and the Trustee shall have all of the rights and remedies of a mortgagee and trustee under a deed of trust as to the DT Collateral granted, conferred or permitted by applicable law, and the Secured Party shall have all of the rights of a beneficiary thereunder. The Secured Party (and the Trustee, with respect to the DT Collateral) shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the real property included in the Collateral or any part thereof, to exclude the Mortgagor therefrom, to hold, use, operate, manage and control such real property, to make all such repairs, replacements, alterations, additions and improvements to the same as the Secured Party may deem proper, and to demand, collect and retain the proceeds of production of several Hydrocarbons as provided in Article III hereof.

          (b) Upon the occurrence and during the continuance of an Event of Default, in addition to all other powers, rights and remedies herein granted or by law or equity conferred, the Secured Party shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including the Uniform Commercial Code, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral, and for that purpose the Secured Party may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom. The Secured Party may require the Mortgagor to assemble such personal property and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by the Secured Party of any of its remedies with respect to personal property:

          (i) If notice is required by applicable law, five days' prior written notice (unless applicable otherwise specifies) of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be reasonable notice to the Mortgagor. No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

          (ii) Without in any way limiting the right and authority of the Secured Party to sell or otherwise dispose of Collateral in a commercially reasonable manner, the following, or any of them, shall be considered commercially reasonable: (A) the Secured Party may hold a public sale of the Collateral at such place or places and otherwise in such manner as the Trustee may elect, after having provided the Mortgagor with five days' notice of such sale; (B) the Collateral may be sold for cash; and (C) the Secured Party, any Bank or any other person owning, directly or indirectly, any interest in any of the Obligations may be a purchaser at such sale.

          (iii) If the Secured Party in good faith believes that the Securities Act of 1933 or any other state or Federal law prohibits or restricts the customary manner of sale or distribution of any of such property, the Secured Party may sell such property privately or in any other manner deemed advisable by the Secured Party at such price or prices as the Secured Party determines in the reasonable discretion of the Secured Party. The Mortgagor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.

          Section 5.04 Election of Remedies. Upon the occurrence of any of the Events of Default, or at any time thereafter, the Secured Party (and the Trustee with respect to the DT Collateral), in lieu of or in addition to exercising any other power, right or remedy herein granted or by law or equity conferred (including, without limitation, as provided by law for the foreclosure of mortgage on real property), may, without notice, demand or declaration of default, which are hereby waived by the Mortgagor, (A) enter, take possession of and operate the Mortgaged Property in accordance with Section 5.03(a) hereof or
(B) proceed by an action or actions in equity or at law (i) for the seizure and sale of the real property included in the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power, right or remedy herein granted or by law or equity conferred, (iii) for the foreclosure or sale of such real property or any part thereof under the judgment or decree of any court of competent jurisdiction, (iv) for the appointment of a receiver pending any foreclosure hereunder or the sale of such real property or any part thereof or (v) for the enforcement of any other appropriate equitable or legal remedy.

          Section 5.05 Sale of Collateral. Upon the occurrence of any of the Events of Default, or at any time thereafter, the Secured Party may, with respect to all or any portion of the Collateral other than the DT Collateral and the Trustee shall, with respect to all or any part of the DT Collateral, in response to the Secured Party's or any Bank's requests (which the Mortgagor agrees shall be presumed to have been made), subject to any mandatory requirements of applicable law, sell or have sold the Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as /may be required by law or by this Instrument, or, in the absence of any such requirement, as the Secured Party (or the Trustee, as regards the DT Collateral) may reasonably deem appropriate. The Secured Party (or the Trustee, as regards the DT Collateral) shall make a conveyance to the purchaser or purchasers thereof, and the Mortgagor shall warrant title thereto to such purchaser or purchasers. The Secured Party (or the Trustee, as regards the DT Collateral) may postpone the sale of such Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of such Collateral or any defective or irregular sale hereunder will not exhaust the power of sale, and sales may be made from time to time until all such Collateral is sold without defect or irregularity or the Obligations are paid in full. The Secured Party (or the Trustee) shall have the right to appoint one or more substitute Trustee or attorneys-in-fact to act in conducting the foreclosure sale and executing a deed to the purchaser. It shall not be necessary for any of the Collateral at any such sale to be physically present or constructively in the possession of the Secured Party (or the Trustee, as regards the DT Collateral) and the Mortgagor shall deliver all of the Collateral to the purchaser at such sale on the date of sale, and if it should be impossible or impracticable to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

          Section 5.06 Secured Party and Banks as Purchasers. The Secured Party and any Bank (or any other person owning, directly or indirectly, any interest in any of the Obligations) shall have the right to become the purchaser at any sale made pursuant to the provisions of this Article V and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, non-payment of the Obligations and advertisement and conduct of such sale in manner provided herein or provided by law. The Mortgagor does hereby ratify and confirm all legal acts that the Secured Party and the Trustee may do in carrying out the provisions of this Instrument.

   Section 5.07 Mortgagor's Cooperation Required. Any sale of the Collateral or any part thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of the Mortgagor in and to the property sold and will be a perpetual bar against the Mortgagor. Nevertheless, if requested by the Secured Party so to do, the Mortgagor shall join in the execution, acknowledgement and delivery of all proper conveyances, assignments and transfers of the property so sold. Any purchaser at a foreclosure sale will receive immediate possession of the property purchased, and the Mortgagor agrees that if the Mortgagor retains possession of the property or any part thereof subsequent to such sale, the Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if the Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Mortgagor by reason thereof are hereby expressly waived by the Mortgagor.

           Section 5.08 Mortgagor's Waiver of Rights. The Mortgagor acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights, under applicable law, with respect to this Instrument, the Obligations and the Collateral. Nevertheless, the Mortgagor hereby waives and relinquishes, to the maximum extent permitted by law, and subject to any mandatory requirements of applicable law, and the Mortgagor hereby agrees that the Mortgagor shall not at any time hereafter have or assert, any right under any law pertaining to: marshalling, whether of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, valuation, stay, extension, redemption, the maturing or declaring due of the whole or any part of the Obligations, notice (whether of defaults, advances, the creation, existence, extension or renewal of Obligations, or otherwise), subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Obligations (including, without limitation, setoff), now or hereafter in force. The Mortgagor hereby waives appraisement, or does not waive appraisement, at the option of the Secured Party, to be exercised at any time prior to or at entry of judgment in any action to foreclose this Instrument. The Mortgagor expressly agrees that the Trustee may offer the Collateral as a whole or in such parcels or lots as the Secured Party, in its sole discretion elects, regardless of the manner in which the Collateral may be described.

           Section 5.09 Additional Remedies. Upon the occurrence of an Event of Default, the Secured Party may exercise its rights of enforcement with respect to the Collateral under the Uniform Commercial Code in force in any state (to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies:

            A. the Secured Party may enter upon the Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable;

            B. the Secured Party may require the Mortgagor to assemble the Collateral and make it available at a place the Secured Party designates which is mutually convenient to allow the Secured Party to take possession or dispose of the Collateral;

            C. any sale made pursuant to the provisions of this section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Properties under power of sale as provided for in this Instrument;

            D. in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Collateral and the Mortgaged Properties may, at the option of the Secured Party, be sold as a whole;

            E. prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable fees and expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by the Secured Party;

            F. any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to the Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

            G. the Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Trustee.

           Section 5.10 Costs and Expenses. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, legal expenses, filing fees, and mortgage, transfer, stamp and other excise taxes) incurred by the Secured Party and by the Trustee in perfecting, protecting and enforcing its rights hereunder, whether or not an Event of Default shall have occurred, shall be a part of the Obligations described in Section 1.01.C. hereof.

           Section 5.11 Proceeds of Sale of Collateral. The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be applied as follows:

            A. First, to the payment of all costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Secured Party and the Trustee and the fees and expenses of their respective agents and counsel, and all expenses incurred and advances made by the Secured Party and the Trustee in connection therewith; and

            B. Next, to the payment in full of the Obligations, equally and ratably in accordance with the amounts thereof due and owing or as the Banks holding the same may otherwise agree, and/or prepayment of the Obligations, in such order as the Secured Party shall elect; and

            C. Finally, to the payment to the Mortgagor or its successors or assigns any surplus then remaining.

As used in this Article 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of any debt of the Mortgagor or any issuer of or obligor on any of the Collateral.

           Section 5.12 Protection of Purchasers. Upon any sale made under the powers of sale herein granted and conferred, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of the Trustee be obligated to see to the application thereof or be in any way answerable for any loss, misapplication or non-application thereof.

        Section 5.13 Foreclosure Rights. The Secured Party shall, to the extent permitted by applicable law, have the option to proceed with foreclosure or the exercise by the Trustee of the power of sale in satisfaction of any part of the Obligations without declaring the whole of the Obligations as immediately mature, and such foreclosure or sale may be made subject to the unmatured part of the Obligations, and it is agreed that such foreclosure, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Notes, this Instrument and the Credit Agreement shall remain in full force and effect just as though no foreclosure or sale had been made. Several foreclosures or sales may be made without exhausting the right of foreclosure or the power of sale for any unmatured part of the Obligations, it being the purpose to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power of foreclosure and the power to sell the Collateral for any other part of the Obligations.

        Section 5.14 Resignation of Operator. In addition to all rights and remedies under the Basic Documents, at law and in equity, if any Event of Default shall occur and the Trustee or the Agent shall exercise any remedies under the Security Documents with respect to any portion of the Collateral (or the Mortgagor shall transfer any Collateral "in lieu of" foreclosure), the Agent or the Trustee shall have the right to request that any operator of any Mortgaged Property which is either the Mortgagor or any Affiliate of the Mortgagor resign as operator under the joint operating agreement applicable thereto, and no later than 60 days receipt by the Mortgagor of any such request, the Mortgagor shall resign (or cause such other party to resign) as operator of such Mortgaged Property.

                                   ARTICLE VI

                                   Definitions

        Section 6.01 Certain Definitions. Terms defined in the Credit Agreement are used herein as defined therein, unless otherwise defined herein.

        Section 6.02 Additional Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 6.02 or in other provisions of this Instrument in the singular to have the same meanings when used in the plural and vice versa):

           "Agent" shall have the meaning given to such term in the second paragraph on page 1 hereof.

           "Banks" shall mean those banks listed on the signature pages of the Credit Agreement and all assignees thereof as provided in Section 12.06 of the Credit Agreement.

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time.

           "Chase" shall mean The Chase Manhattan Bank (National Association).

           "Collateral" shall have the meaning give to such term in Recital 3 hereof.

           "Credit Agreement" shall have the meaning given to such term in Recital 1 hereof.

           "DT Collateral" shall have the meaning given to such term in the second paragraph on page 1 hereof.

           "Effective Date" shall have the meaning given to such term in the first paragraph on page 1 hereof.

           "Encumbrances" shall have the meaning given to such term in Section 2.02.

           "Event of Default" shall have the meaning given to such term in
Section 5.01 hereof.

           "Hydrocarbons" shall mean, collectively, oil, gas, casinghead gas, condensate, natural gas liquids, finished and unfinished petroleum products and other liquid or gaseous hydrocarbons (including, without limitation, all liquefiable hydrocarbons and other products that may be extracted from gas and gas condensate by processing thereof in a gas processing plant).

           "Instrument" shall have the meaning given to such term in the first paragraph on page 1 hereof.

           "Leases" shall have the meaning given to such term in Recital 3 hereof.

           "Mortgage" shall mean this Instrument.

           "Mortgaged Property" shall have the meaning given to such term in Recital 3 hereof.

           "Mortgagor" shall have the meaning given to such term in the first paragraph on page 1 hereof.

           "Obligations" shall have the meaning given to such term in Section
1.01 hereof.

           "Payors" shall have the meaning given to such term in Section 3.01 hereof.

           "Secured Party" shall mean the party so designated in the second paragraph on page 1 hereof.

           "Trustee" shall mean the party so designated in the second paragraph on page 1 hereof.

           "Volumetric Production Payments" shall mean production payment obligations of the Mortgagor which are payable from a specified share of production from specific Mortgaged Properties, together with all undertakings and obligations in connection therewith.

                                   ARTICLE VII

                                     Trustee

           Section 7.01 Resignation or Removal of the Trustee. The Trustee may resign in writing addressed to the Secured Party or be removed at any time with or without cause by an instrument in writing duly executed by the Secured Party. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by the Secured Party without formality other than an appointment and designation in writing, unless otherwise required by applicable law. Such appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this Instrument will vest in the named successor trustee all the right, title and interest of the Trustee in all of the DT Collateral, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee; provided that the Secured Party may at its option, appoint and designate several successor trustees, and in such manner, appoint and designate a different successor trustee for each state wherein a portion of the DT Collateral is located, as described in such written appointment and designation, and upon the making of any such appointment and designation, this Instrument will vest in each such named successor trustee all of the right, title and interest of the Trustee in that portion of the DT Collateral ascribed to such named successor trustee, and each such named successor trustee will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee in that portion of the DT Collateral ascribed to such named successor trustee. All references herein to the Trustee will be deemed to refer to the trustee or trustees from time to time acting hereunder.

           Section 7.02 The Trustee's Powers. At any time, or from time to time without liability therefor and without notice, upon written request of the Secured Party and presentation of this Instrument and the Notes secured hereby for endorsement, and without affecting the personal liability of any person for payment of the Obligations secured hereby or the effect of this Instrument upon the remainder of the Collateral, the Trustee may (a) reconvey any part of the DT Collateral, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

           Section 7.03 Collateral Other Than DT Collateral. The signature of the Trustee shall not be necessary on any instrument affecting Collateral other than the DT Collateral, including any instrument evidencing the partial or full release or reconveyance of the lien of this Instrument on Collateral other than DT Collateral and the Trustee's signature shall be necessary on any instruments affecting the DT Collateral, including any instrument evidencing the partial or full release or reconveyance of the lien of this Instrument on the DT Collateral, only to the extent required by applicable law.

           Section 7.04 Indemnification of the Trustee. The Secured Party shall indemnify the Trustee and its shareholders, directors, officers, employees and agents against all claims, actions, liabilities, judgments, costs, attorneys fees or other charges of whatsoever kind or nature made against or incurred by any of them, and arising out of the performance by the Trustee of the duties of the Trustee hereunder.


                                  ARTICLE VIII

                            Miscellaneous Provisions

           Section 8.01 Lien on Remaining Collateral. No failure on the part of the Secured Party or the Trustee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           Section 8.02 Cumulative Rights; Waivers; Modifications. Each and every right, power and remedy hereby granted to the Secured Party (or to the Trustee) shall be cumulative (but not duplicative) and not exclusive, and each and every right, power and remedy whether specifically hereby granted or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party (or by the Trustee, as the case may be), and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Secured Party (or by the Trustee, as the case may be) in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any and all covenants of the Mortgagor in this Instrument may from time to time, by instrument in writing signed by the Secured Party, be waived to such extent and in such manner as the Secured Party may desire, but no such waiver will ever affect or impair the rights of the Secured Party (or the Trustee) hereunder, except to the extent specifically stated in such written instrument. All changes to and modifications of this Instrument must be in writing and signed by the Mortgagor and the Secured Party.

           Section 8.03 Severability of Provisions. If any provision hereof or of any of the other documents constituting, evidencing or creating all or any part of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of the Secured Party and the Trustee in order to carry out the provisions hereof and of such other documents. The invalidity of any provision of this Instrument in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Collateral is situated will be deemed inapplicable to, and not used in, the interpretation hereof. If any lien, encumbrance or security interest evidenced or created by this Instrument is invalid or unenforceable, in whole or in part, as to any part of the Obligations or Collateral, such portion, if any, of the Obligations as is not secured by the Collateral hereunder shall be paid prior to the payment of the secured portion of the Obligations, and all payments made on the Obligations (including, without limitation, cash and/or property received in connection with sales of Collateral pursuant to Article V hereof) shall, unless prohibited by applicable law or unless the Secured Party, in its sole and absolute discretion, otherwise elects, be deemed and considered to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

           Section 8.04 Substitution and Subrogation. This Instrument is made with full substitution and subrogation of the Secured Party and of the Trustee in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof. To the extent that proceeds of any Note are owed to pay any outstanding lien, charge or encumbrance against the Collateral, such proceeds have been or will be advanced by the Secured Party at the Mortgagor's request and the Secured Party shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

           Section 8.05 Nature of Instrument. This Instrument will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable state law. A carbon, photographic or other reproduction of this Instrument or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

           Section 8.06 Financing Statement; Fixture Filing. This Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Collateral and is to be filed for record in the real estate records of each county where any part of the Collateral (including said fixtures) are situated. This Instrument shall also be effective as a financing statement covering minerals or the like (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Uniform Commercial Code as enacted in any other state where the Collateral is situated and is to be filed for record in the real estate records of each county where any part of the Collateral is situated. In addition, the Mortgagor shall execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements or amendments thereof or continuation statements thereto that the Secured Party may require to perfect a security interest in said items or types of property. The Mortgagor shall pay all costs of filing such instruments. In that regard, the following information is provided:

           Name of Debtor:         FOREST OIL CORPORATION, a New York state
                                   corporation

           Address of Debtor:      See introductory paragraph of this Instrument

           County of Residence/
           Principal Place of
           Business of Debtor:     1500 Colorado National Building
                                   950 17th Street
                                   Denver, Colorado 80202


           Tax I.D. Number of
           Debtor:                 25-0484900

           Name of Secured
           Party:                  THE CHASE MANHATTAN BANK (NATIONAL
                                   ASSOCIATION)

           Address of
           Secured Party:          See introductory paragraph of this
                                   Instrument

           Tax I.D. Number of
           Secured Party:          13-2633613

           Owner of Record
           of Real Property:       FOREST OIL CORPORATION, a New York state
                                    corporation

           Address of Owner
           of Record of
           Real Property:          See introductory paragraph of this
                                   Instrument

           Description of
           Real Property:          See Exhibit A of this Instrument


           Section 8.07 Interest. All interest required hereunder and under the Obligations shall be calculated as provided in the Credit Agreement and governed by the laws of the State of New York (excluding choice of law and conflict of law rules). Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder or under the Obligations shall exceed the maximum legal rate under applicable law, and, in the event any such rate is found to exceed such maximum legal rate, the Mortgagor shall be required to pay only such maximum legal rate and any such excess shall be refunded to the Mortgagor. All agreements between the Mortgagor and the Secured Party are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Mortgagor for the use, forbearance, or detention of the money due under the Note secured hereby exceed the maximum amount permissible under applicable law. If, due to any circumstances whatsoever, fulfillment of any provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity.

           SECTION 8.08 GOVERNING LAW. INSOFAR AS PERMITTED BY OTHERWISE APPLICABLE LAW, THIS INSTRUMENT AND THE OBLIGATIONS SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES); PROVIDED, HOWEVER, THAT, WITH RESPECT TO ANY PORTION OF THE COLLATERAL LOCATED OUTSIDE OF THE STATE OF NEW YORK, THE LAWS OF THE PLACE IN WHICH SUCH PROPERTY IS LOCATED IN, OR OFFSHORE ADJACENT TO (AND STATE LAW MADE APPLICABLE AS A MATTER OF FEDERAL LAW), SHALL APPLY TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION, FORECLOSURE OF LIENS AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL. THE MORTGAGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND EACH OTHER STATE WHERE THE COLLATERAL IS LOCATED AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS INSTRUMENT, THE BASIC DOCUMENTS OR THE OBLIGATIONS IN THE CASE OF A PROCEEDING IN ANY OF SUCH STATES, BY SERVING THE SECRETARY OF STATE OF SUCH STATE IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF SUCH STATE'S LAW GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS OR ENTITIES.

           Section 8.09 Counterparts. This Instrument may be executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts parts of Exhibit A containing specific descriptions which relate to land under the jurisdiction of offices or located in counties other than the office or county in which the particular counterpart is to be filed or recorded; provided that the description of all lands located in, or offshore adjacent to, the State of Louisiana shall be filed in the Parish of Iberia. As to counterparts to be filed in certain states, the signatures and acknowledgments by the Agent, the Secured Party or the Trustee may be omitted if not required by applicable law. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

           Section 8.10 Recording References. Unless otherwise specified in Exhibit A, all recording references in Exhibit A are to the official real property records of the county or parish in which the affected land is located or is adjacent thereto. The reference in Exhibit A to liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.

           Section 8.11 Notices. All notices, demands, consents, requests or other communications (collectively, "notices") permitted or required to be given by any party to any other hereunder shall be in writing and given in the manner specified in Section 12.02 of the Credit Agreement; provided that notices to the Trustee shall be addressed to the Trustee at its office set forth on page 1 hereof.

           Section 8.12 Successors and Assigns. This Instrument applies to, inures to the benefit of and binds the parties hereto and their respective successors and assigns and shall run with the Properties.

           Section 8.13 Financing of Extracted Minerals. The above described minerals or other substances of value which may be extracted from the earth (including, without limitation, oil and gas), and the accounts relating thereto will be financed at the wellhead of the wells or wells located on the Mortgaged Property or on lands pooled or unitized therewith. This Instrument is to be filed for record in, among other places, the real estate records of each county in which the Mortgaged Property is located; to wit, all of those listed in Exhibit A.

           Section 8.14 Enforcement by the Agent. The Secured Party shall be entitled to enforce payment of any indebtedness and performance of any other of the Obligations secured hereby and to exercise all rights and powers under this Instrument or under any other Basic Documents or any laws now or hereafter in force, notwithstanding the fact that some or all of said indebtedness and other Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained shall prejudice or in any manner affect the Secured Party's right to realize upon or enforce any other security now or hereafter held by the Secured Party, it being agreed that the Secured Party shall be entitled to enforce this Instrument and any other security now or hereafter held by the Secured Party in such order and manner as it may in its absolute discretion determine.

           Section 8.15 Agent as Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default hereunder, the Mortgagor hereby irrevocably designates the Secured Party as its attorney-in-fact and grants to the Secured Party appropriate powers of attorney to act for and on behalf of the Mortgagor with the Department of Interior and all other agencies, departments and subdivisions of the United States of America and of all states, in all transactions relating to the Collateral or any part thereof. The Mortgagor hereby authorizes and directs all such agencies, departments and subdivisions to rely upon any writing from the Secured Party asserting that an Event of Default hereunder has occurred, without inquiry into whether or not such Event of Default actually occurred, and the Mortgagor agrees that the exercising by the Secured Party of such powers of attorney may be relied upon in all respects and, as between the Mortgagor and such agency, department or subdivision, shall be binding upon the Mortgagor.

           Section 8.16 Request of Notice of Sale. The Mortgagor hereby requests that a copy of any notice of sale hereunder be mailed to it at the address of the Mortgagor set forth in the Credit Agreement with a second copy mailed to it at 78 Main Street, Bradford, PA. 16701, Attention: Daniel McNamara, Esq. and telecopied to it (telecopier number 814-362-5142).

           Section 8.17 Captions. The captions or headings at the beginning of Articles and Sections hereof are for the convenience of the parties and are not a part of this Instrument.

           Section 8.18 Attorneys' Fees. If any Event of Default occurs and is continuing, the Mortgagor promises to pay all reasonable costs of enforcement and collection, including, but not limited to, attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit.

           Section 8.19 Interpretation. In this Instrument the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

           Section 8.20 Purpose of the Loans. The loans evidenced by the Notes secured by this Instrument have been or will be obtained for business or commercial purposes, and the proceeds thereof will not be used for personal, family, leasehold or agricultural purposes.

           Section 8.21 Relationship of Parties. The relationship between the Mortgagor and the Secured Party is that of debtor and creditor only and neither the Mortgagor nor the Secured Party is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other.

           Section 8.22 The Secured Party's Powers. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Instrument upon any portion of the Premises not then or theretofore released as secured for the full amount of all unpaid Obligations, the Secured Party may, from time to time and without notice, (a) release any persons liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed at any time at the Secured Party's option any parcel, portion or all of the Collateral, (e) take or release any other or additional security for any obligation herein mentioned, or
(f) make compositions or other arrangements with debtors in relation thereto.

           Section 8.23 Rule Against Perpetuities. Notwithstanding any other provision contained herein, if any property interest granted by this Instrument does not vest on the execution and delivery of this Instrument, it shall vest, if at all, no later than 20 years and 364 days after the death of the last surviving descendant of George Herbert Walker Bush (41st President of the United States) who is alive on the execution and delivery of this Instrument.

           Section 8.24 Limitation on Collateral. To the extent any of the Collateral in which a lien, pledge, security interest or other encumbrance is purported to be granted hereby consists of leases from the United States of America (the "Federal Leases") or any Indian tribal leases ("Tribal Leases"), the grant of any such purported lien, pledge, security interest or other encumbrance in such Federal Leases or Tribal Leases pursuant to the terms hereof shall be effective to the extent permissible under the Mineral Leasing Act of 1920 Section 30 U.S.C. 181, et seq., all rules and regulations promulgated thereunder, 43 C.F.R. 3000, et seq., the Outer Continental Shelf Lands Act, 43 U.S.C., 1331 et seq., all rules and regulations promulgated thereunder, 30 C.F.R. Part 250, et seq., or other applicable law.


                                   ARTICLE IX

                          Special Louisiana Provisions

           9.01 Collateral. Insofar as any portion of the Collateral situated in or offshore the State of Louisiana is concerned, or as to which the laws of the State of Louisiana would be applicable, (i) the general language of conveyance and hypothecation to the Secured Party in this Instrument is intended and shall be construed as words of mortgage and hypothecation and the granting of a security interest in favor of the Secured Party; and (ii) the maximum amount of the Obligations that may be outstanding at any time and from time to time that this Instrument secures is fixed at $100,000,000.00.

           9.02 Keeper. The Secured Party shall have the right to appoint a keeper of the Collateral pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq.

           9.03 Confession of Judgment. For purposes of executory process the Mortgagor acknowledges the Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon if not paid when due. Upon the occurrence of an Event of Default and any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Secured Party hereunder, it shall be lawful for and the Mortgagor hereby authorizes the Secured Party without making a demand or putting the Mortgagor in default, a putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold after due process of law, the Mortgagor waiving the benefit of any and all laws or parts of laws relative to appraisement of Collateral seized and sold under executory process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Secured Party may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. The Secured Party shall be granted all rights and remedies granted it hereunder as well as all rights and remedies granted a secured party under Louisiana law including the Uniform Commercial Code then in effect in Louisiana.

           9.04 Waivers. The Mortgagor hereby waives:

               (a) The benefit of appraisement provided for in articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

               (b) The demand and three (3) days notice of demand as provided in articles 2629 and 2721 of the Louisiana Code of Civil Procedure;

               (c) The notice of seizure provided by articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

               (d) The three (3) days delay provided for in articles 2331 and 2722 of the Louisiana Code of Civil Procedure.



           IN WITNESS WHEREOF, the Mortgagor, has, on the date set forth in the acknowledgment hereto, effective as of the date and time first above written caused this Instrument to be duly executed before me, the undersigned Notary Public in and for the County of Denver, State of Colorado, in the presence of competent witnesses, after due reading of the whole.


                                                   MORTGAGOR:

                                                   FOREST OIL CORPORATION, a
                                                   New York corporation


ATTEST:


                                                   By:_________________________
____________________
Secretary                                          Name:_______________________
                                                   Title:______________________

WITNESSES:


_________________________



_________________________



                           __________________________
                                  Notary Public


                             My Commission Expires:


                            _________________________













                                 ACKNOWLEDGMENT

STATE OF ____________
COUNTY OF ___________

           BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on December __, 1993 there personally appeared before me, the following person, being the designated officer of the corporation set opposite his name, and such corporation being a party to the foregoing
Instrument:

               _________________________, the _______________ of
Forest Oil Corporation,

           This instrument was acknowledged before me on this ________ day of December, 1993 by _______________, _________ of Forest Oil Corporation, a New York corporation, on behalf of said corporation.

           Louisiana

           Who being by me duly sworn, deposed and said that he is the designated officer of said corporation described in and which executed the foregoing Instrument, that he signed his name thereto by order of the Board of Directors of said corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said corporation.

           IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of _______________, State of _________________________, this
____ day of December, 1993.


                                                  ______________________________

                                                  Notary Public, State of ______


                                                  Notary's Printed Name:________

                                                  ______________________________

                                                   My commission Expires: ______